SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 22, 2010

Date of Earliest Event Reported: September 21, 2010

C2E ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

ODYSSEY OIL & ENERGY, INC.

(Former Name of Registrant)

Florida
(State of Organization)

65-1139235
(I.R.S. Employer Identification No.)

Commission File Number 333-106299
18 George Avenue
Rivonia, 2128 South Africa
Address of Principal Executive Offices
Registrants Telephone Number (including area code):+27(11)807-1446

C2E ENERGY, INC.

Report on Form 8-K

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2010, C2E Energy, Inc. (the “Company”) entered into an agreement to acquire C2E Energy Limited, which has the technology and rights to produce fuel from methanol and to acquire Biofuels New Technology Limited, which has the technology and rights to produce renewable fuel from oil bearing crops and H2O New Solutions Limited which has the technology and rights to produce high efficient compound water treatment products.  In terms of the acquisitions the Company, will issue 190,000,000 shares of common restricted stock.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As a result of the agreement as described in Item 1.01 above, the C2E Energy, Inc has acquired a 100% interest in C2E Energy Limited and a 100% interest in Biofuels New Technology Limited and a 100% interest in H2O New Solutions Limited and will issue 190,000,000 shares of common restricted stock for the acquisitions.

ITEM 7.01 Regulation FD Disclosure

C2E Energy Inc has requested that the National Development and Reform Commission of China evaluate and certify the coal to fuel technology acquired with the purchase of C2E International Limited dated August 10, 2010. This process will take approximately six months. The certification will allow C2E Energy, Inc to roll out this technology on a global basis. The certification will also include an environmental audit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) EXHIBITS

Exhibit No.      Exhibits

2.1    Agreement to acquire C2E Energy Limited and Biofuels New Technology Limited and H2O New Solutions Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Oil & Energy, Inc.

Dated  September 22, 2010

By:	/s/ Arthur Johnson
Arthur Johnson
Principal Executive Officer,
President and Director